Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                                   ADAGE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                         04-2225121
---------------------------------                        -------------------
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)


 400 Willowbrook Lane, West Chester, PA                         19382
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)


                                   Adage, Inc.
                -------------------------------------------------
                1996 Stock Option Plan For Non-Employee Directors
                            (Full title of the plan)


                         Donald F.U. Goebert, President
                                   Adage, Inc.
                              400 Willowbrook Lane
                        West Chester, Pennsylvania 19382
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 430-3900
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                           Michael J. Heller, Esquire
                               Cozen and O'Connor
                               1900 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-2000


                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                              Proposed            Proposed
                                       Amount                 Maximum             Maximum
                                       to be                  Offering            Aggregate               Amount of
Title of Securities                    Regis-                 Price Per           Offering                Registration
to be Registered                       tered(1)(2)            Share (1)           Price (1)               Fee (1)
-------------------                    -----------            ---------           ---------               -------

Common Stock,                           200,000               $3.5625             $712,500                $216
$.60 par value
-----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the Nasdaq National Market of the Registrant's Common Stock on April 21, 1997.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Adage, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          (b) The description of the Registrant's shares of Common Stock contained in the Registrant's Registration Statement on Form S-4 (No. 33-31797), containing the Registrant's proxy statement and prospectus relating to the merger of a subsidiary of the Registrant with General Business Investment Corporation.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


                                     Experts

          The consolidated balance sheets of Adage, Inc. as of December 31, 1996 and 1995, the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and the related schedules incorporated by reference in this Registration Statement, have been audited by MacDade Abbott LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports. In addition, audited financial statements to be included in subsequently filed documents shall be incorporated herein by reference in reliance upon the authority of the firm which audited such financial statements to the extent such firm has filed with the Commission a consent to such incorporation by reference.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

          Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

          Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

          Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by such person in his or her capacity as director or officer, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17C of the BCL.

          Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to,

Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

          Article IV of the Registrant's Bylaws provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits are filed as part of this registration statement:

          5         Opinion and Consent of Cozen and O'Connor.

          23.1      Consent of MacDade Abbott LLP

          23.2      Consent of Cozen and O'Connor (contained in Exhibit 5).

          24 Powers of Attorney (included on signature page of the Registration Statement).

          99.1 Adage, Inc. 1996 Stock Option Plan For Non-Employee Directors (incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chester, Pennsylvania, on April 14, 1997.

                                              ADAGE, INC.

                                              By: /s/Donald F.U. Goebert
                                                  ------------------------------
                                                  Donald F.U. Goebert, President

          KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Donald F.U. Goebert and Robert T. Holland and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   SIGNATURES                             TITLE                                            DATE

/s/Donald F. U. Goebert              Chairman, President                              April 14, 1997
-----------------------              and Director
Donald F. U. Goebert                 (Principal Executive
                                     Officer)


/s/Robert T. Holland                 Vice President -                                 April 14, 1997
-----------------------              Finance, Secretary
Robert T. Holland                    and Director
                                     (Principal Financial
                                     and Accounting Officer)


/s/Buck Scott                        Director                                         April 14, 1997
-----------------------
Buck Scott

/s/James C. Gale                     Director                                         April 14, 1997
-----------------------
James C. Gale

/s/Robert L. MacDonald               Director                                         April 14, 1997
-----------------------
Robert L. MacDonald

/s/Ralph R. Whitney, Jr              Director                                         April 14, 1997
-----------------------
Ralph R. Whitney, Jr.

/s/Joel A. Schleicher                Director                                         April 14, 1997
-----------------------
Joel A. Schleicher

/s/George Benjamin                   Director                                         April 14, 1997
-----------------------
George Benjamin

                             EXHIBIT INDEX


Exhibit No.          Description of Exhibit                           Page
-----------          ----------------------                           ----

    5                Opinion and Consent of Cozen and
                     O'Connor.

   23.1              Consent of MacDade Abbott LLP